SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 5, 1997


                                BRT REALTY TRUST
               (Exact name of registrant as specified in charter)




      Massachusetts         I-7172            13-2755856
    (State or other  (Commission file No.) (IRS Employer
     jurisdiction of                         I.D. No.)
     incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
              (Address of principal executive offices) (Zip code)


        Registrant's telephone number, including area code 516-466-3100



Item 5. - Other Events.

     On December 5, 1997 Registrant's Board of Trustees authorized an increase in the Registrant's stock repurchase program to 1,250,000 shares. Of the previous authorization, Registrant has repurchased 617,973 shares at an average cost of $7.12 per share. With the new authorization, the Trust can purchase up to an additional 632,027 shares from time to time in the open market or in private transactions.

                              Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BRT REALTY TRUST

                                    By:(s)
                                    Simeon Brinberg,
                                    Senior Vice President


Date:  December 16, 1997